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                      DRUG EMPORIUM, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                 - Exhibit 11 -



                                                                              Three Months Ended
                                                                      May 28, 1994            May 29, 1993
                                                                      ------------            ------------
                                                                                  (Unaudited)
  Primary:
    Weighted average number of common
          shares outstanding                                            13,155,948              13,119,890

    Net effect of dilutive stock
          options -- based on treasury
          stock method using estimated
          average market price                                                 (a)                     (a)
                                                                        ----------              ----------
    Weighted average common and common
          equivalent shares                                             13,155,948              13,119,890

    Net income                                                            $269,000                $151,000
                                                                          ========                ========
    Net income per common and common
          equivalent share                                                   $0.02                   $0.01
                                                                             =====                   =====
  Fully Diluted:
    Weighted average number of common
          shares outstanding                                            13,155,948              13,119,890

    Net effect of dilutive stock
          options -- based on treasury
          stock method using an
          estimated period - closing
          market price                                                         (a)                     (a)
                                                                        ----------              ----------
    Fully diluted shares                                                13,155,948              13,119,890
                                                                        ==========              ==========
    Net income                                                            $269,000                $151,000
                                                                          ========                ========
    Net income per common share
          assuming full dilution                                             $0.02                   $0.01
                                                                             =====                   =====




(a) Excluded since amounts are antidilutive.





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